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                        Consumer Portfolio Services, Inc.
                    Statement Regarding Computation of Ratios
                                    Exhibit 12

                                                           Nine Month
                                                           Transition
                                  Nine Months Ended       Period Ended
                                    September 30,          December 31,                    Year Ended March 31,
                              -------------------------   -------------  -------------------------------------------------------
                                 1996          1995            1995          1995          1994          1993         1992
                                 ----          ----            ----          ----          ----          ----         ----
Income (loss) before taxes    $17,069,842   $11,627,642    $12,657,308   $11,146,562   $(1,288,043)  $(1,502,272)  $(2,526,473)

Interest component of
 rent expense                     237,504        97,711         99,861       115,710       118,358       148,361       114,466

Interest (1)                    4,309,859     2,835,237      2,724,403     3,407,598       446,402        25,609        46,943
                              -----------   -----------    -----------   -----------   -----------   -----------   -----------
Income (loss) before
 taxes and fixed charges       21,617,205    14,560,590     15,481,572    14,669,870      (723,283)   (1,328,302)   (2,365,064)
                              -----------   -----------    -----------   -----------   -----------   -----------   -----------
                              -----------   -----------    -----------   -----------   -----------   -----------   -----------

Fixed charges:

Interest component of
 rent expense                     237,504        97,711         99,861       115,710       118,358       148,361       114,466

Interest                        4,309,859     2,835,237      2,724,403     3,407,598       446,402        25,609        46,943
                              -----------   -----------    -----------   -----------   -----------   -----------   -----------

Fixed charges                   4,547,363     2,932,948      2,824,264     3,523,308       564,760       173,970       161,409
                              -----------   -----------    -----------   -----------   -----------   -----------   -----------
                              -----------   -----------    -----------   -----------   -----------   -----------   -----------

Ratio of income (loss) to
 fixed charges                        4.8           5.0            5.5           4.2          (1.3)         (7.6)        (14.7)
                              -----------   -----------    -----------   -----------   -----------   -----------   -----------
                              -----------   -----------    -----------   -----------   -----------   -----------   -----------

Coverage deficiency                  --            --             --            --      (1,288,043)   (1,502,272)   (2,526,473)
                              -----------   -----------    -----------   -----------   -----------   -----------   -----------
                              -----------   -----------    -----------   -----------   -----------   -----------   -----------


(1)  Includes amortization of financing costs and discount on subordinated debt.